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                                                                HEI EXHIBIT 99.1

                   FIFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     HAWAIIAN ELECTRIC INDUSTRIES, INC. AND
                        FIDELITY MANAGEMENT TRUST COMPANY

         THIS fifth AMENDMENT TO TRUST AGREEMENT, is made and entered into April 1, 2002, and is effective on that date unless otherwise noted below, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated February 1, 2000, and amended August 1, 2000, November 1, 2000, April 1, 2001 and December 31, 2001 (the "Trust Agreement") for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

         WHEREAS, the Sponsor has notified the Trustee that, effective April 2, 2002, the Bishop Insurance Agency of Hawaii, Inc. 401(k) Profit Sharing Plan will be merged into the Plan; and

         WHEREAS, in furtherance of the foregoing, the Sponsor and the Trustee desire to amend said Trust Agreement as provided for in Section 13 thereunder;

         NOW THEREFORE, in consideration of the above premises, the Sponsor and the Trustee hereby amend the Trust Agreement by

                  Amending and restating Schedule "A" in its entirety, as attached hereto.

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HAWAIIAN ELECTRIC INDUSTRIES, INC.       FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,       COMPANY
INC. PENSION INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot  3/28/02       By: /s/ Sarah Mullins          4/19/02
    ---------------------------------        ----------------------------------
    Robert F. Mougeot        Date            FMTC Authorized Signatory   Date
    Chairman


By: /s/ Robert F. Clarke   3/28/02
    ---------------------------------
    Robert F. Clarke         Date
    Member

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                                  Schedule "A"

                             ADMINISTRATIVE SERVICES

Administration

         * Establishment and maintenance of participant account and election percentages.

         * Maintenance of the following plan investment options:

                  - Fidelity Retirement Money Market Portfolio
                  - ASB Money Market Account
                  - HEI Common Stock Fund
                  - Fidelity Puritan Fund
                  - Fidelity Magellan Fund
                  - Fidelity Overseas Fund
                  - Fidelity Freedom 2000 Fund
                  - Fidelity Freedom 2010 Fund
                  - Fidelity Freedom 2020 Fund
                  - Fidelity Freedom 2030 Fund
                  - Fidelity Freedom 2040 Fund
                  - Fidelity Freedom Income Fund
                  - Spartan U.S. Equity Index Fund
                  - MSIF Trust Value Portfolio - Adviser Class
                  - Neuberger Berman Partners Fun - Trust Class
                  - PBHG Emerging Growth Fund
                  - Fidelity U.S. Bond Index Fund
                  - INVESCO Dynamics Fund

         * Maintenance of the following money classifications:

                  - Salary Reduction
                  - Participant Voluntary
                  - Rollover
                  - HEI Diversified Plan
                  - Employer ASB
                  - Employer Supplemental
                  - IRA
                  - Voluntary HEISOP
                  - Employer HEISOP
                  - Employer BIA

         * Processing of investment option trades

         * Establishment and maintenance of participant loans

         The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing

         * Weekly processing of contribution data and contributions
         * Daily processing of transfers and changes of future allocations via the telephone exchange system or by such other means as the Sponsor and Trustee may agree to from time to time
         * Daily processing of withdrawals
         * Daily and weekly processing of participant data updates via the Plan Sponsor Webstation or by such other means as the Sponsor and Trustee may agree to from time to time

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Other

         * Monthly trial balance
         * Monthly loan reports
         * Quarterly administrative reports
         * Quarterly participant statements via paper or electronic copy
         * 1099Rs
         * Account segregation for Qualified Domestic Relations Orders ("QDRO") as directed by Sponsor
         * Account segregation for named beneficiary(ies) due to a participant's death as directed by Sponsor
         * Excess contributions report
         * Periodic meetings with Sponsor
         * Educational services as needed and mutually agreed upon by the Trustee and the Sponsor
         * Minimum Required Distribution ("MRD") service
         * Provide employee communications describing available investment options, including multimedia informational materials and group presentations
         * Fidelity PortfolioPlanner(SM), an internet-based educational service for participants that generates target asset allocations and model portfolios customized to investment options in the Plan(s) based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust amendment.
         * NetBenefits(SM)
         * Financial reporting to assist in the preparation of Form 5500

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HAWAIIAN ELECTRIC INDUSTRIES, INC.        FIDELITY MANAGEMENT
BY:  HAWAIIAN ELECTRIC INDUSTRIES,        TRUST COMPANY
INC. PENSION INVESTMENT COMMITTEE


By: /s/ Robert F. Mougeot   3/28/02       By: /s/ Sarah Mullins        4/19/02
    ----------------------------------        ----------------------------------
    Robert F. Mougeot        Date         FMTC Authorized Signatory     Date
    Chairman


By: /s/ Robert F. Clarke    3/28/02
    ----------------------------------
    Robert F. Clarke         Date
    Member

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